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                                                                EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements of Phoenix Technologies Ltd. (Form S-8 File Numbers 33-58027, 33-67858, 33-24416, 33-26966, 33-30939, 33-30940, 33-44211, 33-81984,
333-03065, 333-03067, and 333-11033; Form S-3 File Number 333-16309) of our
report dated October 29, 1996, with respect to the consolidated financial statements and schedule of Phoenix Technologies Ltd. Included in the Annual Report (Form 10-K) for the year ended September 30, 1996.

                                                       ERNST & YOUNG LLP


Palo Alto, California
December 27, 1996



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